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                                                                   EXHIBIT 10(d)

STATE OF ALABAMA

JEFFERSON COUNTY

                                   ADDENDUM TO
                             SOUTHTRUST CORPORATION
                  PERFORMANCE INCENTIVE RETIREMENT BENEFIT PLAN

         SOUTHTRUST CORPORATION, a Corporation organized and existing under the laws of the State of Delaware, (hereinafter called the "Employer"), hereby publishes on this the 20th day of April, 1994 this Addendum to the SouthTrust Corporation Performance Incentive Retirement Benefit Plan, as follows:

                              W I T N E S S E T H:

         WHEREAS, Employer, effective on December 31, 1993, established a Performance Incentive Retirement Benefit Plan and Trust; and

         WHEREAS, the Internal Revenue Service has recently taken the position in a private letter ruling that all employers which participate in nonqualified deferred compensation plans are grantors under the plan and accompanying trust; and

         WHEREAS, it is the desire of SouthTrust Corporation that the Plan and Trust conform to the Internal Revenue Service position.

         NOW, THEREFORE, in consideration of the premises hereinabove set forth, Employer hereby clarifies the Plan, by addendum, as follows:

         FIRST: Section 10.3 of said Plan shall be amended to read as follows:

         10.3 Unsecured Promise. SouthTrust, each Employing Company and each Participant acknowledges that this Agreement shall create only an unsecured promise by SouthTrust and each Employing Company to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of SouthTrust and each Employing Company (with respect to the assets contributed on behalf of its employees) subject only to the claims of the general creditors of the Employer and each Employing Company.

         SECOND: This Addendum shall be effective as of the date first entered above.

         THIRD: In all other respects, said Plan is hereby ratified, confirmed and approved.


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         The Employer has caused this Addendum to be executed by its duly authorized officer and duly attested, and its corporate seal to be hereunto affixed on the day and year first above written.

                                         SOUTHTRUST CORPORATION



                                         By /s/ Wallace D. Malone
                                            ------------------------------------
                                            Wallace D. Malone,
                                            Chairman and Chief Executive Officer

ATTEST:                                                     (EMPLOYER)

/s/ Aubrey D. Barnard
-------------------------------
Aubrey D. Barnard,
Secretary

(CORPORATE SEAL)


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STATE OF ALABAMA  )

JEFFERSON COUNTY  )

                             SOUTHTRUST CORPORATION
                  PERFORMANCE INCENTIVE RETIREMENT BENEFIT PLAN

         SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama (hereinafter for convenience referred to as "SouthTrust") hereby adopts and publishes this SouthTrust Corporation Performance Incentive Retirement Benefit Plan for the benefit of a select group of highly compensated or management employees of SouthTrust and other Employing Companies (hereinafter for convenience referred to as "Participants"), to be effective as of the 31st day of December, 1993, as follows:

                              W I T N E S S E T H:

         WHEREAS, SouthTrust has established the SouthTrust Corporation Performance Incentive Retirement Benefit Plan effective the 31st day of December, 1993; and

         WHEREAS, notwithstanding the establishment of a trust, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes; and

         WHEREAS, Participants shall be highly compensated or management employees of SouthTrust and other Employing Companies; and

         WHEREAS, SouthTrust has determined that the Participants have performed outstanding services for SouthTrust, and as such, shall be entitled to additional retirement benefits according to the terms and provisions set forth in this Plan and the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

         1. DEFINITIONS. In addition to the definitions listed below, all definitions found in the Retirement Plan which are necessary for the logical interpretation of the terms of this Plan are incorporated herein by reference as if fully set forth herein.

                  1.1 "Beneficiary" means the individual or entity entitled to be paid the balance of a deceased Participant's benefits hereunder.

                  1.2      "Board" means the Board of Directors of SouthTrust.

                  1.3 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.4 "Committee" means the Human Resources Committee of SouthTrust.


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                  1.5      "Effective Date" of the Plan means the 31st day of
December, 1993.

                  1.6 "Employing Company" means any subsidiary or other organization which is a member of an Affiliated Group, as that term is defined in Section 1504 of the Code, with SouthTrust.

                  1.7 "Final Average Incentive Pay" means the average monthly amount determined by dividing the total Incentive Pay of a Participant for the five consecutive Plan Years in which his Incentive Pay was highest during the last 180 calendar months of his Credited Service prior to his retirement (or, in the case of a Participant who is receiving disability benefits pursuant to Article V of the Retirement Plan, prior to the date he became Totally and Permanently Disabled (as those terms are defined in the Retirement Plan), or other date as of which a calculation in respect thereof is to be made, by sixty (60). In the event that the Participant shall have had Incentive Pay for less than five consecutive Plan Years, his total Incentive Pay for such lesser number of consecutive Plan Years shall be divided by the product of 12 and the number of such consecutive Plan Years during such total period.

                  1.8 "Incentive Pay" means the award amounts determined and paid in accordance with the SouthTrust Corporation Senior Officer Performance Incentive Plan ("Incentive Plan"), as the same may be amended from time to time.

                  1.9 "Participant" means a highly compensated or management employee of SouthTrust who has been notified by the Committee that he is covered under this Plan.

                  1.10 "Plan" means the SouthTrust Corporation Performance Incentive Retirement Benefit Plan established by this document and as may be amended from time to time and executed by SouthTrust, and any related documents executed by the Participant.

                  1.11     "Plan Year" means the calendar year.

                  1.12 "Retirement Plan" means the SouthTrust Corporation Revised Retirement Income Plan, as the same may be amended from time to time.

                  1.13 "SouthTrust" means SouthTrust Corporation, a corporation, organized and existing under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama, and any corporate successor thereto, whether by merger, consolidation, liquidation into a parent corporation, or otherwise.

                  1.14 "Trust" shall mean the Trust for the Benefit of Participants in the SouthTrust Corporation Performance Incentive Retirement Benefit Plan created simultaneously herewith for the benefit of Participants pursuant to the terms of this Plan.

                  1.15 "Year of Credited Service" shall mean each Plan Year during which an Employee has completed not less than one thousand (1,000) Hours of Service with the Employer or with any member of the Controlled Group or Affiliated Service Group, provided, however, that service before the Participant's employment commencement date with SouthTrust shall not be credited unless otherwise credited under the Retirement Plan.


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         2.       PURPOSE. The Plan is intended to be unfunded for purposes of
Title I of ERISA and for tax purposes and is also intended to provide retirement benefits on income earned by Participants who participate in the Incentive Plan.

         3. ELIGIBILITY. Persons selected by the Committee shall be eligible to participate.

         4. PARTICIPATION. The Committee will select those employees, if any, who will participate in the Plan. The Committee will notify each Participant in writing of his participation in the Plan and the date he will commence participation.

         5. ESTABLISHMENT OF TRUST. SouthTrust will establish contemporaneously herewith a Trust by entering into a trust agreement with Trust Company Bank as Trustee. SouthTrust will make contributions to the Trust as calculated by the actuary in order to fund the benefits provided under this Plan.

         6.       BENEFITS.

                  6.1 The retirement benefit to be provided for each Participant shall be an annuity providing for monthly payments, commencing on the first day of the calendar month next following such Participant's Normal Retirement Date, as defined in the Retirement Plan, (or later actual retirement) and terminating on the first day of the calendar month in which such Participant dies, in an amount equal to 1.55% of Final Average Incentive Pay multiplied by Years of Credited Service.

                  6.2 Benefits at early retirement, death and disability will be paid as provided under the Retirement Plan, calculated on the basis of the retirement benefit provided in Section 6.1, adjusted as required by the Retirement Plan.

                  6.3 Benefits under this Plan shall not be reduced by any deferrals of income by the Employee under any other non-qualified deferred compensation plan maintained by the Employer.

         7. VESTING A Participant's Accrued Benefit shall be vested in accordance with ARTICLE VI of the Retirement Plan, except that: (a) ten (10) Years of Credited Service shall replace five (5) Years of Service wherever it appears in Subparagraph (1)(a) of ARTICLE VI and (b) service before the Participant's employment commencement date with SouthTrust shall not be credited.

         8.       PAYMENT OF BENEFITS.

Payment of the benefits provided for in Section 6 hereinabove shall be made in the same manner, at the same time, upon occurrence of the same events, and subject to the same conditions as provided under the Retirement Plan.

         9.       ADMINISTRATION.

                  9.1 Administrator. This Plan shall be administered by the Committee.

                  9.2 Administrator's Powers and Duties. The Administrator shall have the power and duty to:


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                           (a)      construe and interpret the provisions of the
Plan;

                           (b)      adopt, amend, or revoke rules and
regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

                           (c)      provide appropriate parties with such
returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available for examination by Participants and their Beneficiaries when required by law;

                           (d)      take such other action as may reasonably be
required to administer the Plan in accordance with its terms or as may be provided for or required by law;

                           (e)      withhold applicable taxes and file with the
Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

                           (f)      appoint and retain such persons as may be
necessary to carry out the functions of the Administrator.

                           (g)      Upon the occurrence of a Change In Control,
the Committee shall delegate and the Trustee shall accept any and all administrative duties created by this Agreement.

         10.      MISCELLANEOUS.

                  10.1 Amendment or Termination of Plan. This Plan may not be modified or amended in whole or in part, except as amendments may be required as a result of applicable amendments made to the Retirement Plan. This Plan may not be terminated except to the extent that the Retirement Plan is terminated. In addition, no amendment or modification to the Plan shall reduce or impair the Participant's or Beneficiary's accrued benefits or optional forms of benefits which are attributable to services performed prior to the amendment. In the event the Plan is terminated prior to a Participant's Normal Retirement Age, as defined in the Retirement Plan, the benefit payable to or with respect to the Participant hereunder shall be limited to the actuarial equivalent of the Participant's benefit hereunder, determined as of the date of payment of such benefit is made.

                  10.2 Reversion of Additional Assets. In the event there are assets remaining in the Trust after all obligations to all Participants and Beneficiaries have been satisfied and after this Plan has been terminated, such assets shall revert to SouthTrust.

                  10.3 Unsecured Promise. SouthTrust, each Participant and each Employing Company acknowledge that this Agreement shall create only an unsecured promise by SouthTrust to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of SouthTrust, subject only to the claims of its general creditors.


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                  10.4     Assignment of Rights to Benefits. A Participant's
rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge encumbrance, attachment or garnishment by the Participant, by creditors of the Participant or the Participant's beneficiary.

                  10.5 Unfunded Plan. It is the intention of SouthTrust, each Participating Employer and each Participant that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

                  10.6 Right to Employment. This Agreement shall not be construed as giving the Participant any right to continued employment with SouthTrust.

                  10.7 Adoption By Employing Companies. Any Employing Company other than SouthTrust may adopt the Plan by executing and delivering to SouthTrust a written instrument provided for such Adoption.

                  10.8 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of SouthTrust, its successors and assigns, the Participant and Beneficiaries and their heirs and legal representatives.

                  10.9 Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to SouthTrust, the notice or communication shall be sent to the Committee and the Trustee. If directed to the Participant, it shall be sent to such Participant at the last known address as it appears on SouthTrust's records or at the work site, at SouthTrust's option. If directed to a Beneficiary or Eligible Spouse, it shall be sent to such Beneficiary or Eligible Spouse at the last known address as it appears on SouthTrust's records.

                  10.10 Entire Agreement. This Plan, as completed and executed by SouthTrust, the designation of Beneficiary forms executed by Participants and all amendments thereto, will constitute the entire agreement between SouthTrust and Participant regarding the Plan.

                  10.11 Controlling Law. This Plan shall be construed in accordance with the laws of the State of Alabama.

                  10.12 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.


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         IN WITNESS WHEREOF, SouthTrust by and through its duly authorized officers have caused this instrument to be executed under seal on the 20th day of October, 1993.

                                          SOUTHTRUST CORPORATION


                                          /s/ Wallace D. Malone
                                          --------------------------------------
                                          Wallace D. Malone
                                          Chairman of the Board and
                                          Chief Executive Officer

Attest:


/s/ Aubrey D. Barnard
-------------------------------                    (SouthTrust)
Aubrey D. Barnard
Secretary

[CORPORATE SEAL]


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